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                                                                    EXHIBIT 99.1



                             HEALTH PARTNERS, INC.


       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL

             MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 13, 1997



    The undersigned hereby appoints Brian J. Wenzel and Bradley J. Muro, each with the power to appoint his substitute, as Proxies to represent and vote, as designated below, all shares of common stock, par value $.001 per share (the "Common Stock"), of Health Partners, Inc. (the "Company") held of record by the undersigned at the Special Meeting of Stockholders of the Company to be held on October 13, 1997 at 10:00 a.m. at the Company's corporate headquarters, 800 Connecticut Avenue, Norwalk, Connecticut (the "Special Meeting"), and at any adjournments or postponements thereof.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING
PROPOSALS:

    1. Approval and adoption of the Agreement and Plan of Merger dated as of July 1, 1997 by and among FPA Medical Management, Inc., FPA Acquisition Corp., and the Company (the "Merger Agreement").

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    2. Approval of certain payments and benefits (collectively, the "Payments") to be paid to or received by Charles G. Berg, president and chief executive officer of the Company.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    3. In their discretion, the Proxies are each authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournments or postponement thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. ABSTENTIONS AND NON-VOTES WILL HAVE THE EFFECT OF A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND AGAINST APPROVAL OF THE PAYMENTS.

            (Continued and to be signed and dated on the other side)

    Do you plan to attend the meeting?  [ ] YES    [ ] NO

                                                       Please sign exactly as
                                                       your name appears on the
                                                       stock certificate(s).
                                                       When shares are held by
                                                       joint tenants, both
                                                       should sign. When signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       your full title as such.
                                                       If a corporation, please
                                                       sign in full corporate
                                                       name by the president or
                                                       other authorized officer.
                                                       If a partnership, please
                                                       sign the partnership's
                                                       name by an authorized
                                                       person.

                                                       DATED:             , 1997

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                       Signature if jointly held


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IN ADDITION, PLEASE SEND A COPY OF THE MARKED, SIGNED AND DATED PROXY CARD VIA FACSIMILE TO THE COMPANY AT (203) 851-2764 NO LATER THAN 9:00 A.M. ON OCTOBER 13, 1997.